Exhibit 99.2

On the call today Satya Nadella CEO, Microsoft Chris Wanstrath CEO & Co-Founder, GitHub Nat Friedman Incoming GitHub CEO, (upon deal close) Amy Hood EVP & CFO, Microsoft

Forward looking statements This presentation contains forward-looking statements, which are any predictions, projections or other statements about future events based on current expectations and assumptions that are subject to risks and uncertainties. The potential risks and uncertainties include, among others, that the expected financial and other benefits from the GitHub transaction may not be realized, including because of: the risk that the transaction may not be completed in a timely manner or at all; any restrictions or limitations imposed by regulatory authorities; the impact of the acquisition on GitHub’s developer community and enterprise customers; the extent to which we achieve anticipated financial and buyback targets; the impact of management and organizational changes on GitHub’s business; the impact on GitHub employees and our ability to retain key personnel; our effectiveness in integrating the GitHub platform and operations with Microsoft’s business; and our ability to realize our broader strategic and operating objectives. Actual results may differ materially from the forward-looking statements because of these and other risks and uncertainties of our business, which are described in our filings with the Securities and Exchange Commission (“SEC”), including our Forms 10-K and 10-Q. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Microsoft + GitHub = Empowering Developers Microsoft and GitHub’s vision for the opportunity ahead June 4, 2018

Intelligent Cloud and Intelligent Edge The world is a computer Intelligent Cloud Intelligent Edge 68

The world is a computer Developers IT HR Sales Marketing Finance Legal Operations Product development

Empowering every developer Empower every person and every organization on the planet to achieve more Built for developers – to learn, share, and work together to build software

Developers Microsoft is the most active organization on GitHub The world’s leading software development platform

Open Source Developers

Developers Open Source

Opportunity ahead Empower developers to achieve more at every stage of the development lifecycle Accelerate enterprise developers' use of GitHub Bring Microsoft’s developer tools and services to new audiences

The deal Microsoft will acquire GitHub for $7.5B in all stock consideration GitHub will retain its developer-first ethos, operate independently and remain an open platform Chris Wanstrath (GitHub Co-Founder and CEO) has stated his full support of the transaction and will join Microsoft as a Technical Fellow, reporting to Scott Guthrie (EVP, Cloud + AI) Nat Friedman will become the CEO of GitHub, reporting to Scott Guthrie

Chris Wanstrath CEO & Co-Founder, GitHub Use this version for small sizes – no dots in tail

Nat Friedman Incoming GitHub CEO (upon deal close)

The developer’s home GitHub, where you go to be a developer – to discover, create, learn and collaborate. Commitment to openness More developers, more capabilities Q+A Build Plan Test Optimize Analytics Deploy to cloud Discover & collaborate Docs Debug Code Monitoring

Amazon Web Services Microsoft Azure Google Cloud Code to cloud and code to edge The cloud is becoming an integral part of every developer’s workflow. By integrating tools & services that developers love, we can bridge the gap from code to cloud and code to edge, creating more connected, intelligent and productive experiences.

The developer’s marketplace Today, developers need to find and assemble services from many locations and pay for them separately. In the future, developers will be able discover, adopt, consume and pay for everything they need in one place. This includes developer and cloud services from Microsoft and any party that chooses to participate in this open marketplace.

Visual Studio Code VS Code customers will be able to flow productively and seamlessly between the GitHub experience and the VS Code experience without potentially distracting context changes, integrating checkouts, pull request creation and reviewing, branch management, and issue management smoothly into the VS Code experience.

All developers Any language Any operating system Any cloud  Any device The home for all developers Everywhere

Amy Hood Executive Vice President & CFO, Microsoft

Summary of approach

Financial Summary Accretive to operating income in FY20 on a non-GAAP basis* Minimal (less than 1%) EPS dilution in FY19 and FY20 on a non-GAAP basis* Incremental share buyback, beyond normal quarterly pace, expected to fully offset stock consideration issued in the transaction within 6 months after closing A portion of the remaining ~$30 billion current share repurchase authorization will be used Expect to report results for GitHub post close in our Intelligent Cloud segment *Non-GAAP excludes expected impact of purchase accounting adjustments as well as integration and transaction related expenses

Regulatory approach We plan to obtain regulatory approval in the United States and the European Union We are confident about our prospects for obtaining regulatory approval by the end of this calendar year We believe the merger is highly complementary and will benefit consumer and enterprise users who will achieve more through our joint innovation and new scenarios

Empower every person and every organization on the planet to achieve more Built for developers – to learn, share, and work together to build software